Exhibit 2.2

                    STOCK PURCHASE AGREEMENT


                           dated as of


                          May 26, 1999


                              among


                    Dendron Technology B.V.,


                     Fronos Technology B.V.


                               and


               The MacNeal-Schwendler Corporation

ARTICLE I - PURCHASE, SALE & CLOSING

     1.1  Sale of Purchased Shares by Sellers                  1
     1.2  Purchase of the Purchased Shares/Purchase Price      1
     1.3  The Closing                                          2

ARTICLE II - SELLERS' REPRESENTATIONS AND WARRANTIES

     2.1  Power and Authority                                  2
     2.2  Stock                                                2
     2.3  Authorization;No Conflicts                           2
     2.4  Sellers' Investment Intent                           3
     2.5  Merger Agreement Representations and Warranties      3

ARTICLE III - BUYER'S REPRESENTATIONS AND WARRANTIES

     3.1  Merger Agreement Representations and Warranties      3
     3.2  Investment Intent                                    3

ARTICLE IV - COVENANTS

     4.1  Merger Agreement Covenants                           4
     4.2  Transfers                                            4

ARTICLE V - INDEMNIFICATION

     5.1  Seller Indemnification Relating to this Agreement    4
     5.2  Indemnification by Buyer                             4
     5.3  Survival                                             4
     5.4  Procedure, Etc.                                      4

ARTICLE VI - CONDITIONS

     6.1  Merger Agreement Conditions                          5
     6.2  Other Conditions                                     5

ARTICLE VII - TERMINATION

     7.1  Termination                                          5

ARTICLE VIII - GENERAL

     8.1  Incorporation from Merger Agreement                  5

ARTICLE IX - DEFINITIONS

     9.1  Merger Agreement Definitions                         6
     9.2  Other Definitions                                    6


Exhibits

     Exhibit A      Form of Ten-Year Notes
     Exhibit B      Form of Indenture
     Exhibit C      Form of Two-Year Notes
     Exhibit D      Form of Warrant Agreement
     Exhibit E      Form of Registration Rights Agreement

                    STOCK PURCHASE AGREEMENT

          This Stock Purchase Agreement is entered into as of May 26, 1999, among The MacNeal-Schwendler Corporation, a Delaware corporation ("Buyer"), Dendron Technology B.V., a Dutch corporation ("Dendron"), and Fronos Technology B.V., a Dutch corporation ("Fronos") (Dendron and Fronos are collectively referred to as "Sellers").

                         R E C I T A L S

          WHEREAS, Dendron owns 8,942,460 Shares of MARC Analysis
Research Corporation, a California corporation ("Company"), and
Fronos owns 8,942,458 Shares;

          WHEREAS, Dendron desires to sell to Buyer, and Buyer desires to buy from Dendron, 5,162,844 Shares;

          WHEREAS, Fronos desires to sell to Buyer, and Buyer desires to buy from Fronos, 5,162,844 Shares;

          WHEREAS, Sellers are also parties (in their capacities as "Significant Shareholders"), along with Company, MSC Holdings Co. II ("Merger Sub"), Buyer and Nearchos Irinarchos, to the Agreement and Plan of Merger dated the date of this Agreement (the "Merger Agreement") providing for the merger of Merger Sub into Company immediately after the consummation of the stock purchase contemplated by this Agreement (the "Stock Purchase"); and

          WHEREAS, certain capitalized terms used in this Agreement have the meanings given in Article IX; capitalized terms used in this Agreement without separate definition have the meanings given in the Merger Agreement.

                        A G R E E M E N T

          In consideration of the mutual promises contained in this Agreement and intending to be legally bound, the parties agree as follows:

                 ARTICLE I - PURCHASE, SALE & CLOSING

          1.1 Sale of Purchased Shares by Sellers. Each Seller will sell 5,162,844 Shares to Buyer, for an aggregate of 10,325,688 Shares (the "Purchased Shares"). Sellers will deliver the certificates evidencing the Purchased Shares to Buyer at the closing of the Stock Purchase (the "Stock Purchase Closing"). These certificates will be properly endorsed for transfer to or accompanied by a duly executed stock power in favor of Buyer and otherwise in a form acceptable for transfer on Company's books. Sellers will pay any Taxes payable with respect to the transfer of the Purchased Shares.

          1.2 Purchase of the Purchased Shares/Purchase Price. Subject to the terms and conditions of this Agreement, including Sections 1.3 and 1.4, Buyer will, at the Closing, purchase the Purchased Shares from Sellers and pay each Seller a purchase price of:

          (a) 8% subordinated promissory notes in an aggregate principal amount of $5,500,000 due on the 10th anniversary of the Closing (the "Ten-Year Notes"), to be issued substantially in the form of Exhibit A under an indenture substantially in the form of Exhibit B (the "Indenture");

          (b) 8% subordinated promissory notes in the aggregate principal amount of $1,618,006 due on the second anniversary of the Closing (the "Two-Year Notes") to be issued substantially in the form of Exhibit C under the Indenture;

          (c) 7 7/8% convertible subordinated notes due 2004 in the aggregate principal amount of $1,000,000 (the "Convertible Notes") to be issued under the Indenture dated as of August 18, 1994 between Buyer and Chemical Trust Company of California (the "1994 Indenture"); and

          (d) warrants for the purchase of 700,000 shares of common stock of Buyer (the "Warrants") issued pursuant to a Warrant Agreement in substantially the form of Exhibit D
(the "Warrant Agreement").

The Ten-Year Notes, Two-Year Notes, Convertible Notes, and
Warrants deliverable to Sellers are collectively referred to as the "Purchase Price."

          1.3 The Closing. The Stock Purchase Closing will take place at the offices of O'Melveny & Myers LLP, 400 South Hope Street, Los Angeles, California, beginning at 10:00 A.M., Los Angeles time, immediately before the Closing of the Merger. At the Stock Purchase Closing, Sellers will deliver to Buyer certificates representing the Purchased Shares; Buyer will deliver the Purchase Price; and the Parties will deliver to each other duly executed counterparts of the Registration Rights Agreement.

           ARTICLE II - SELLERS' REPRESENTATIONS AND WARRANTIES

          Sellers jointly and severally represent, warrant and agree that:

          2.1 Power and Authority. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of The Netherlands. Each Seller has all necessary corporate power and authority to carry on its business as now being conducted. Each Seller has the necessary corporate power and authority to execute, deliver and perform this Agreement and any related agreement to which it is a party.

          2.2 Stock. Dendron and Fronos own 8,942,460 and 8,942,458 Shares, respectively, beneficially and of record, and free of all Encumbrances. At the Stock Purchase Closing, Buyer will acquire good and marketable title to and complete ownership of the Purchased Shares, free of any Encumbrance.

          2.3  Authorization; No Conflicts.

          (a) Authorization. The execution, delivery and performance of this Agreement and any related agreements by Sellers has been duly and validly authorized by their respective Boards of Directors and by all other necessary corporate action on their part. This Agreement and any related agreements constitute the legally valid and binding obligation of Sellers, enforceable against Sellers in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws and equitable principles relating to or limiting creditors rights generally.

          (b) No Conflicts. Except as stated in Schedule 2.3, neither the execution and delivery of this Agreement and any related agreements nor the consummation or performance of the Transactions, directly or indirectly (with or without notice or lapse of time):

               (i) contravene, conflict with or result in a violation of (A) any provision charter documents or bylaws of either Seller or (B) any resolution adopted by the boards of directors or stockholders of either Seller;

               (ii) contravene, conflict with or result in a violation of, or give any Governmental Entity or other Person the right to challenge, the Stock Purchase or any related agreements or to exercise any remedy or obtain any relief under, any Law or Order to which either Seller may be subject; or

               (iii) violate or will violate or result or will result in a breach of any of the terms and provisions of, or constitute or will constitute a default under, or conflict or will conflict with, or result or will result in any augmentation or acceleration of rights, benefits or obligations of any party under, any Contract to which any Seller is a party or is bound, or any Order applicable to Sellers.

          (c) No Approval or Permit. Sellers are not, and will not be, required to give any notice to, or obtain any Permit or Approval from, any Person in connection with the execution, delivery and performance of this Agreement.

          2.4 Sellers' Investment Intent. Sellers are acquiring the Ten-Year Notes, the Two-Year Notes and the Warrants for their own accounts for investment purposes only and not with a present view to, or for sale in connection with, any distribution of those instruments.

          2.5 Merger Agreement Representations and Warranties. The representations and warranties made by Sellers in Article II of the Merger Agreement are incorporated in this Agreement by this reference, and are confirmed as the representations and warranties of Sellers for purposes of this Agreement.

        ARTICLE III - BUYER'S REPRESENTATIONS AND WARRANTIES

          3.1  Merger Agreement Representations and Warranties.
  Buyer's representations and warranties in Article III of the Merger Agreement are incorporated in this Agreement by this reference, and are confirmed as the representations and warranties of Buyer for purposes of this Agreement.

          3.2  Investment Intent.  Buyer is acquiring the
Purchased Shares for its own account for investment purposes only and not with a view to or for sale in connection with any distribution of the Purchased Shares.

                    ARTICLE IV - COVENANTS

          4.1 Merger Agreement Covenants. The covenants of Sellers and Buyer in Articles IV and V of the Merger Agreement are hereby incorporated in this Agreement by this reference, and are confirmed as covenants of Sellers and Buyer for purposes of this Agreement.

          4.2 Transfers. Neither Seller will sell, transfer or otherwise dispose of the Ten-Year Notes, the Two-Year Notes or the Warrants (or the underlying shares of Buyer common stock) except in compliance with applicable securities Laws. Buyer will not sell, transfer or otherwise dispose of the Purchased Shares except in compliance with applicable securities Laws.

                  ARTICLE V - INDEMNIFICATION

          5.1 Seller Indemnification Relating to this Agreement. Sellers will jointly and severally indemnify, save and hold harmless Buyer and its directors, officers, employees, affiliates, agents and assigns (each an "Indemnified Buyer Party"), from and against any and all Losses (whether or not arising out of third-party claims) incurred in connection with, arising out of, resulting from or incident to (a) any breach of any representation or warranty made by Sellers in Sections 2.1, 2.2, 2.3 and 2.4 of this Agreement; or (b) any breach of any covenant or agreement made by Sellers in Section 4.2 of this Agreement. These indemnification obligations are separate from, and not subject to the survival or maximum indemnity limitations under, the indemnification provisions of the Merger Agreement. Sellers will notify Buyer of any matters covered by this Section
5.1 upon discovery or receipt of notice thereof (other than from Buyer), whether before or after the Closing.

          5.2 Indemnification by Buyer. Buyer will indemnify, save and hold harmless Sellers and their respective directors, officers, employees, affiliates, agents and assigns (each an "Indemnified Seller Party" and together with an Indemnified Buyer Party an "Indemnified Party") from and against any and all Losses (whether or not arising out of third-party claims) incurred in connection with, arising out of, resulting from or incident to (a) any breach of any representation or warranty made by Buyer in this Agreement (apart from those incorporated by reference to the Merger Agreement); or (b) any breach of any covenant or agreement made by the Buyer in this Agreement. These indemnification obligations are separate from, and not subject to the survival or maximum indemnity limitations under, the indemnification provisions of the Merger Agreement. Buyer will notify Sellers of any matters covered by this Section 5.2 upon discovery or receipt of notice thereof (other than from Sellers), whether before or after Closing.

          5.3 Survival. The foregoing indemnification obligations will survive for the shorter of the applicable statute of limitations or 10 years.

          5.4 Procedure, Etc. Sections 8.6(c) and 8.7 of the Merger Agreement are incorporated by this reference into this Agreement
(but only for the purpose of stating the procedures for seeking indemnification and the effect of insurance, and not to alter the nature or scope of the indemnification rights and obligations in this Agreement).

                       ARTICLE VI - CONDITIONS

          6.1  Merger Agreement Conditions.  The conditions stated in
Article VI of the Merger Agreement (except the one in Section
6.2(e)) are incorporated in this Agreement by this reference, and are confirmed by Sellers and Buyer as the conditions to their respective obligations under this Agreement.

          6.2 Other Conditions. In addition, the obligations of the parties under this Agreement are subject to the execution and delivery of the documents called for specifically by this Agreement, including the Registration Rights Agreement.

                      ARTICLE VII - TERMINATION

          7.1 Termination. This Agreement is subject to termination only if, as and when the Merger Agreement is terminated in accordance with, and with the consequences provided in, Article VII of the Merger Agreement (with the references in that Article to "this Agreement" being deemed for purposes of this Agreement to refer to this Agreement, not the Merger Agreement).

                           ARTICLE VIII - GENERAL

          8.1 Incorporation from Merger Agreement. The general provisions of Article IX of the Merger Agreement are incorporated by this reference, except that (a) references in that Article to "this Agreement" will be deemed to be to this Agreement; and (b) notices to Sellers under this Agreement must be sent as follows and will be deemed given (i) when delivered by hand, (ii) sent by telecopier to the applicable number specified in, or pursuant to this Section 8.1, and an appropriate answerback is received, or (iii) when received if sent by a nationally-recognized courier or delivery service (receipt requested).

          If to Dendron or Fronos, addressed to:

          Dendron Technology B.V. or Fronos Technology B.V.
          C/O  Nearchos Irinarchos
          Vikavagen 9
          S-167 71 Bromma
          Sweden

          With a copy (which will not constitute notice or service of process) to:

          Graham & James LLP
          600 Hansen Way
          Palo Alto, CA  94304
          Attn:  Joe C. Sorenson

                        ARTICLE IX - DEFINITIONS

          9.1 Merger Agreement Definitions. Section 10.1 of the Merger Agreement is incorporated in this Agreement by this reference. Capitalized terms used in this Agreement, and not otherwise defined, have the meanings given in the Merger
Agreement.

          9.2 Other Definitions.

          "Agreement" means this Agreement as amended or supplemented, together with all Exhibits, Schedules and provisions attached to, or incorporated by reference in, this Agreement.

          "1994 Debenture" is defined in Section 1.2(c).

          "Convertible Notes" is defined in Section 1.2(c).

          "Indemnified Buyer Party" is defined in Section 5.1.

          "Indemnified Party" is defined in Section 5.2.

          "Indemnified Seller Party" is defined in Section 5.2.

          "Indenture" is defined in Section 1.2(b).

          "Merger Agreement" is defined in the Recitals.

          "Notes" means the Ten-Year Notes, Two-Year Notes and
Convertible Notes.

          "Purchase Price" is defined in Section 1.2.

          "Purchased Shares" is defined in Section 1.1.

          "Registration Rights Agreement" means the registration rights agreement between Buyer and Sellers dated as of the date of this Agreement in the form of Exhibit E.

          "Sellers" is defined in the recitals.

          "Stock Purchase is defined in the Recitals.

          "Stock Purchase Closing" is defined in Section 1.1.

          "Ten-Year Notes" is defined in Section 1.2(a).

          "Two-Year Notes" is defined in Section 1.2(b).

          "Warrants" is defined in Section 1.2(d).

          "Warrant Agreement" is defined in Section 1.2(d).

          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed by its duly authorized officers as of the day and year first above written.

                              THE MACNEAL-SCHWENDLER CORPORATION



                              By: /s/ Frank Perna, Jr.
                                  ----------------------------
                                Name: Frank Perna, Jr.
                                      ------------------------
                                Title: Chief Executive Officer
                                       -----------------------



                              By: /s/ Louis A. Greco
                                  ----------------------------
                                Name: Louis A. Greco
                                      ------------------------
                                Title: Chief Financial Officer
                                       and Secretary
                                       -----------------------


                              DENDRON TECHNOLOGY B.V.



                              By: /s/ Nearchos Irinarchos
                                  -------------------------
                                Name: Nearchos Irinarchos
                                      ---------------------
                                Title: General Manager
                                       --------------------

                              FRONOS TECHNOLOGY B.V.



                              By: /s/ Nearchos Irinarchos
                                  -------------------------
                                Name: Nearchos Irinarchos
                                      ---------------------
                                Title: General Manager
                                       --------------------